Exhibit 23.01

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement #333-85767 of Keller Manufacturing Company, Inc. (the Company) on Form S-8 of our reports dated February 21, 2001, appearing in, and incorporated by reference to, in the Annual Report on Form 10-K of Keller Manufacturing Company, Inc. for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP
March 28, 2001